Exhibit 99.1

PRESS RELEASE

FTAI Infrastructure Inc. Reports Fourth Quarter 2022 Results, Declares Dividend of $0.03 per Share of Common Stock

NEW YORK, March 1, 2023 (GLOBE NEWSWIRE) -- FTAI Infrastructure Inc. (NASDAQ:FIP) (the “Company” or “FTAI Infrastructure”) today reported financial results for the fourth quarter and full year 2022. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Net Loss Attributable to Stockholders	$(60,863)	$(177,241)
Basic Loss per Share of Common Stock	$(0.59)	$(1.73)
Diluted Loss per Share of Common Stock	$(0.59)	$(1.73)
Adjusted EBITDA(1)	$1,808	$61,028
Adjusted EBITDA - Four core segments (1)(2)	$9,466	$88,072

(1)	For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.
(2)	Excludes Sustainability and Energy Transition and Corporate and Other segments

Fourth Quarter 2022 Dividends

On March 1, 2023, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common stock of $0.03 per share for the quarter ended December 31, 2022, payable on March 28, 2023 to the holders of record on March 14, 2023.

Business Highlights

•	As previously disclosed, Q4 consolidated results were impacted by an extended maintenance outage at Long Ridge to repair damage to a gas turbine
o	Impact to Adjusted EBITDA of approximately $18 million compared to Q3’22
o	Power plant returned to full operational status at the end of the fourth quarter and, to date, has operated near 100% capacity while continuing to produce excess gas
•	At Jefferson Terminal, completed and commissioned storage and related infrastructure for new 10-year marine export contract with Exxon; commenced on January 1, with full ramp-up expected by April 1
•	Repauno entered into a multi-year butane throughput contract (~15k bpd) with a major commodities trading firm which will commence in Q2’23

•	Transtar Q4 results impacted by the idling of a U.S. Steel blast furnace for the quarter; the blast furnace returned to operation during Q1’23 and volumes have normalized

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.fipinc.com, and the Company’s Annual Report on Form 10-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

In addition, management will host a conference call on Thursday, March 2, 2023 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BIba2c86be98334d0f922074dd08c18bf6. Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fipinc.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Thursday, March 2, 2023 through 11:30 A.M. on Thursday, March 9, 2023 on https://ir.fipinc.com/news-events/events.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Infrastructure Inc.

FTAI Infrastructure primarily invests in critical infrastructure with high barriers to entry across the rail, ports and terminals, and power and gas sectors that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI Infrastructure is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.fipinc.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Infrastructure Inc.
(646) 734-9414
aandreini@fortress.com

Exhibit - Financial Statements
FTAI INFRASTRUCTURE INC.
CONSOLIDATED AND COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Total revenues	$71,391	$47,545	$261,966	$120,219

Expenses
Operating expenses	59,926	32,335	208,157	98,541
General and administrative	2,755	2,564	10,891	8,737
Acquisition and transaction expenses	982	5,966	16,844	14,826
Management fees and incentive allocation to affiliate	3,079	4,394	12,964	15,638
Depreciation and amortization	18,298	15,116	70,749	54,016
Total expenses	85,040	60,375	319,605	191,758

Other (expense) income
Equity in losses of unconsolidated entities	(19,417)	(4,689)	(67,399)	(13,499)
(Loss) gain on sale of assets, net	(1,469)	—	(1,603)	16
Interest expense	(21,133)	(6,623)	(53,239)	(16,019)
Other (expense) income	(1,025)	(2,075)	(3,169)	(8,930)
Total other expense	(43,044)	(13,387)	(125,410)	(38,432)
Loss before income taxes	(56,693)	(26,217)	(183,049)	(109,971)
Provision for (benefit from) income taxes	(618)	(875)	4,468	(3,630)
Net loss	(56,075)	(25,342)	(187,517)	(106,341)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(9,606)	(7,523)	(33,933)	(26,472)
Less: Dividends and accretion expense of redeemable preferred stock	14,394	—	23,657	—
Net loss attributable to stockholders and Former Parent	$(60,863)	$(17,819)	$(177,241)	$(79,869)

Loss per share:
Basic	$(0.59)	$(0.18)	$(1.73)	$(0.80)
Diluted	$(0.59)	$(0.18)	$(1.73)	$(0.80)
Weighted average shares outstanding:
Basic	102,747,121	99,387,467	102,747,121	99,387,467
Diluted	102,747,121	99,387,467	102,747,121	99,387,467

FTAI INFRASTRUCTURE INC.
CONSOLIDATED AND COMBINED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$36,486	$49,872
Restricted cash	113,156	251,983
Accounts receivable, net	60,807	50,301
Other current assets	67,355	60,828
Total current assets	277,804	412,984
Leasing equipment, net	34,907	36,012
Operating lease right-of-use assets, net	71,015	71,547
Property, plant, and equipment, net	1,673,808	1,517,594
Investments	73,589	54,408
Intangible assets, net	60,195	67,737
Goodwill	260,252	257,137
Other assets	26,829	24,882
Total assets	$2,478,399	$2,442,301

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$136,048	$115,634
Operating lease liabilities	7,045	2,899
Other current liabilities	16,488	10,934
Total current liabilities	159,581	129,467
Debt, net	1,230,157	718,624
Operating lease liabilities	63,147	67,505
Other liabilities	236,130	64,659
Total liabilities	$1,689,015	$980,255

Commitments and contingencies

Redeemable preferred stock ($0.01 par value per share; 200,000,000 shares authorized; 300,000 shares issued and outstanding as of December 31, 2022; redemption amount of $448.2 million as of December 31, 2022)	264,590	—

Equity
Net Former Parent investment	$—	$1,617,601
Common stock ($0.01 par value per share; 2,000,000,000 shares authorized; 99,445,074 shares issued and outstanding at December 31, 2022)	994	—
Additional paid in capital	911,599	—
Accumulated deficit	(60,837)	—
Accumulated other comprehensive loss	(300,133)	(155,464)
Stockholders' and Former Parent company equity	551,623	1,462,137
Non-controlling interests in equity of consolidated subsidiaries	(26,829)	(91)
Total equity	$524,794	$1,462,046
Total liabilities, redeemable preferred stock and equity	$2,478,399	$2,442,301

FTAI INFRASTRUCTURE INC.
CONSOLIDATED AND COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(187,517)	$(106,341)
Equity in losses of unconsolidated entities	67,399	13,499
Loss (gain) on sale of assets	1,603	(16)
Equity-based compensation	4,146	4,038
Depreciation and amortization	70,749	54,016
Change in deferred income taxes	3,982	(3,867)
Change in fair value of non-hedge derivatives	(1,125)	(2,220)
Amortization of deferred financing costs	4,393	2,599
Bad debt expense (recoveries)	575	74
Amortization of bond discount	1,903	—
Change in:
Accounts receivable	(3,303)	(26,798)
Other assets	(7,799)	(18,414)
Accounts payable and accrued liabilities	7,013	15,494
Management fees payable to affiliate	—	(19)
Other liabilities	(4,709)	6,239
Net cash used in operating activities	(42,690)	(61,716)

Cash flows from investing activities:
Investment in unconsolidated entities	(5,996)	(55,223)
Acquisition of business, net of cash acquired	(3,819)	(627,090)
Acquisition of property, plant and equipment	(217,141)	(140,897)
Investment in convertible promissory notes	(47,454)	(10,000)
Proceeds from sale of property, plant and equipment	7,144	4,494
Net cash used in investing activities	(267,266)	(828,716)

Cash flows from financing activities:
Proceeds from debt	519,025	451,100
Payment of deferred financing costs	(13,605)	(12,413)
Proceeds from issuance of redeemable preferred stock	291,000	—
Redeemable preferred stock issuance costs	(16,433)	—
Distributions to Manager	(78)	—
Capital contributions from non-controlling interests	732	—
Distributions to non-controlling interests	(143)	—
Settlement of equity-based compensation	(593)	—
Net transfers from Former Parent	(617,322)	698,179
Cash dividends - common stock	(3,082)	—
Cash dividends - redeemable preferred stock	(1,758)	—
Net cash provided by financing activities	157,743	1,136,866

Net increase (decrease) in cash and cash equivalents and restricted cash	(152,213)	246,434
Cash and cash equivalents and restricted cash, beginning of period	301,855	55,421
Cash and cash equivalents and restricted cash, end of period	$149,642	$301,855

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders and Former Parent, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, interest expense, interest costs on pension and other pension expense benefits (“OPEB”) liabilities, and dividends and accretion expense related to redeemable preferred stock, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to stockholders and former parent to Adjusted EBITDA for the three and twelve months ended December 31, 2022 and 2021:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Net loss attributable to stockholders and Former Parent	$(60,863)	$(17,819)	$(177,241)	$(79,869)
Add: Provision for (benefit from) income taxes	(618)	(875)	4,468	(3,630)
Add: Equity-based compensation expense	1,104	757	4,146	4,038
Add: Acquisition and transaction expenses	982	5,966	16,844	14,826
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	(67)	(241)	(1,125)	(2,220)
Add: Asset impairment charges	—	—	—	—
Add: Incentive allocations	—	—	—	—
Add: Depreciation & amortization expense	18,298	15,116	70,749	54,016
Add: Interest expense	21,133	6,623	53,239	16,019
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (1)	(8,063)	18,328	13,939	29,095
Add: Dividends and accretion expense of redeemable preferred stock	14,394	—	23,657	—
Add: Interest costs on pension and OPEB liabilities	336	445	1,232	445
Less: Equity in losses of unconsolidated entities	19,417	4,689	67,399	13,499
Less: Non-controlling share of Adjusted EBITDA (2)	(4,245)	(3,802)	(16,279)	(12,508)
Adjusted EBITDA (non-GAAP)	$1,808	$29,187	$61,028	$33,711

(1)
Includes the following items for the years ended December 31, 2022 and 2021: (i) net loss of $(67,658) and $(11,838), (ii) interest expense of $28,702 and $5,611, (iii) depreciation and amortization expense of $28,399 and $12,443, (iv) acquisition and transaction expense of $616 and $104, (v) changes in fair value of non-hedge derivative instruments of $21,218 and $19,850, (vi) asset impairment of $2,280 and $2,146 and (vii) equity-based compensation of $382 and $779, respectively.

Includes the following items for the three months ended December 31, 2022 and 2021: (i) net loss of $(19,474) and $(2,553), (ii) interest expense of $7,893 and $4,785, (iii) depreciation and amortization expense of $7,882 and $5,766, (iv) acquisition and transaction expense of $241 and $104, (v) changes in fair value of non-hedge derivative instruments of $(6,946) and $7,326, (vi) asset impairment of $2,247 and $2,121 and (vii) equity-based compensation of $94 and $779, respectively.

(2)
Includes the following items for the years ended December 31, 2022 and 2021: (i) equity-based compensation of $470 and $751, (ii) provision for income taxes of $670 and $52, (iii) interest expense of $5,491 and $3,370, (iv) depreciation and amortization expense of $9,699 and $8,411, (v) changes in fair value of non-hedge derivative instruments of $(53) and $(76), (vi) acquisition and transaction expenses of $1 and $—, and (vii) interest costs on pension and OPEB liabilities of $1 and $—, respectively.

Includes the following items for the three months ended December 31, 2022 and 2021: (i) equity-based compensation of $119 and $131, (ii) provision for income taxes of $175 and $15, (iii) interest expense of $1,462 and $1,430, (iv) depreciation and amortization expense of $2,608 and $2,234, (v) changes in fair value of non-hedge derivative instruments of $(3) and $(8), and (vi) acquisition and transaction expenses of $(116) and $—, respectively.

The following tables sets forth a reconciliation of net loss attributable to stockholders and former parent to Adjusted EBITDA for our four core segments for the three months and year ended December 31, 2022:

	Three Months Ended December 31, 2022
(in thousands)	Railroad	Jefferson Terminal	Repauno	Power and Gas	Four Core Segments
Net loss attributable to stockholders and Former Parent	$8,525	$(9,620)	$(4,806)	$(16,875)	$(22,776)
Add: Provision for (benefit from) income taxes	(1,104)	765	165	—	(174)
Add: Equity-based compensation expense	452	514	138	—	1,104
Add: Acquisition and transaction expenses	184	64	—	100	348
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—	(67)	—	(67)
Add: Asset impairment charges	—	—	—	—	—
Add: Incentive allocations	—	—	—	—	—
Add: Depreciation & amortization expense	5,036	10,131	2,267	—	17,434
Add: Interest expense	69	6,578	530	—	7,177
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (3)	—	—	—	(6,802)	(6,802)
Add: Dividends and accretion expense of redeemable preferred stock					—
Add: Interest costs on pension and OPEB liabilities	336	—	—	—	336
Less: Equity in losses of unconsolidated entities	—	—	—	16,964	16,964
Less: Non-controlling share of Adjusted EBITDA (4)	(5)	(3,929)	(144)	—	(4,078)
Adjusted EBITDA (non-GAAP)	$13,493	$4,503	$(1,917)	$(6,613)	$9,466

	Year Ended December 31, 2022
(in thousands)	Railroad	Jefferson Terminal	Repauno	Power and Gas	Four Core Segments
Net loss attributable to stockholders and Former Parent	$39,122	$(35,623)	$(22,790)	$(61,298)	$(80,589)
Add: Provision for (benefit from) income taxes	1,287	3,016	165	—	4,468
Add: Equity-based compensation expense	1,531	2,020	595	—	4,146
Add: Acquisition and transaction expenses	763	64	—	458	1,285
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—	(1,125)	—	(1,125)
Add: Asset impairment charges	—	—	—	—	—
Add: Incentive allocations	—	—	—	—	—
Add: Depreciation & amortization expense	20,164	39,318	9,322	—	68,804
Add: Interest expense	212	24,798	1,590	—	26,600
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (3)	—	—	—	18,341	18,341
Add: Dividends and accretion expense of redeemable preferred stock	—	—	—	—	—
Add: Interest costs on pension and OPEB liabilities	1,232	—	—	—	1,232
Less: Equity in losses of unconsolidated entities	—	—	—	60,538	60,538
Less: Non-controlling share of Adjusted EBITDA (4)	(25)	(15,103)	(500)	—	(15,628)
Adjusted EBITDA (non-GAAP)	$64,286	$18,490	$(12,743)	$18,039	$88,072

(3) Power and Gas

Includes the following items for the three months and year ended December 31, 2022: (i) net loss of $(16,964) and $(60,538), (ii) depreciation expense of $7,536 and $27,625, (iii) interest expense of $6,991 and $26,758, (iv) acquisition and transaction expense of $241 and $616, (v) changes in fair value of non-hedge derivative instruments of $(6,946) and $21,218, (vi) asset impairment of $2,246 and $2,280, and (vii) equity-based compensation of $94 and $382, respectively.

(4) Railroad

Includes the following items for the three months and year ended December 31, 2022: (i) equity-based compensation of $1 and $2, (ii) provision for income taxes of $— and $2, (iii) acquisition and transaction expenses of $1 and $1, (iv) interest costs on pension and OPEB liabilities of $— and $1 and (v) depreciation and amortization expense of $3 and $19, respectively.

Jefferson Terminal

Includes the following items for the three months and year ended December 31, 2022: (i) equity-based compensation of $111 and $440, (ii) provision for income taxes of $168 and $660, (iii) interest expense of $1,437 and $5,416, and (iv) depreciation and amortization expense of $2,213 and $8,587, respectively.

Repauno

Includes the following items for the three months and year ended December 31, 2022: (i) equity-based compensation of $6 and $28, (ii) interest expense of $25 and $75, (iii) depreciation and amortization expense of $108 and $442, (iv) changes in fair value of non-hedge derivative instruments of $(3) and $(53) and (v) provision for income taxes of $8 and $8, respectively.